Exhibit 99.1

Marvell Contacts
Peter B. Hillan
831-252-1512
pete.hillan@fleishman.com

Diane Vanasse
408-242-0027
dvanasse@marvell.com

MARVELL NAMES MICHAEL RASHKIN NEW CHIEF FINANCIAL OFFICER

Veteran technology financial strategist takes interim role

SANTA CLARA, CA (July 17, 2007) - Marvell Technology Group Ltd. today announced it has named Michael Rashkin chief financial officer effective immediately. Mr. Rashkin, who has been with the Company’s subsidiary, Marvell Semiconductor, Inc. (“MSI”) since 1999, has recently served as Vice President and General Tax Counsel and, in 2007, was appointed Special Assistant to the CEO and Vice President of Strategic Development of MSI.  Mr. Rashkin will serve as CFO on an interim basis.

Mr. Rashkin has worked with global technology companies for more than 30 years, establishing international tax structures and managing a wide variety of functions. Prior to joining Marvell, Mr. Rashkin spent 13 years at Apple Computer, where he held positions as General Manager of Asia and Latin America, Director of Marketing for Apple Japan, Director of International Legal, Director of International Business Development, and Director of Taxes, Customs and Export Licensing. Prior to Apple, Mr. Rashkin handled tax planning for Digital Equipment Corporation for six years.

“Mike already is a significant contributor to the Company and has built a strong tax organization. He has an in depth expertise in finance as well as a solid familiarity with our various businesses,” said Sehat Sutardja, Marvell’s Chief Executive Officer. “He will immediately step in and help guide the company through a critical time as we continue to build a solid platform for growth.”

Mike holds a master’s of laws degree from New York University. He is the author of “Research and Development Tax Incentives,” published by Commerce Clearing House in 2003. His most recent book, “The Practical Guide to Research and Development Tax Incentives” will be published this year.

Marvell has retained Heidrick & Struggles to find a permanent CFO.

About Marvell

Marvell (NASDAQ: MRVL) is the leader in development of storage, communications, and consumer silicon solutions. The company’s diverse product portfolio includes switching, transceiver, communications controller, wireless and storage solutions that power the entire communications infrastructure including enterprise, metro, home and storage networking. As used in this release, the terms “company” and “Marvell” refer to Marvell Technology Group Ltd. and its subsidiaries, including Marvell Semiconductor Inc. (MSI), Marvell Asia Pte Ltd (MAPL), Marvell Japan K.K., Marvell Taiwan Ltd., Marvell International Ltd. (MIL), Marvell U.K. Limited, Marvell Semiconductor Israel Ltd. (MSIL), Marvell Software Solutions Israel Ltd., and Marvell Semiconductor Germany GmbH. MSI is headquartered in Santa Clara, California and designs, develops and markets products on behalf of MIL and MAPL. MSI may be contacted at (408) 222-2500 or at www.marvell.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This release contains forward-looking statements that are subject to risks and uncertainties. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” and their variations identify forward-looking statements. Statements that refer to, or are based on projections, uncertain events or assumptions also identify forward-looking statements. These statements are not guarantees of results and are subject to risks and uncertainties. Some risks and uncertainties that may adversely impact the statements in this release include, but are not limited to, the outcome of the company’s search for a permanent CFO. For other factors that could cause Marvell’s results to vary from expectations, please see the risks and other factors described in Marvell’s Quarterly Reports on Form 10-Q, Annual Report on Form 10-K and Current Reports on Form 8-K as filed with the Securities and Exchange Commission from time to time. We undertake no obligation to revise or update publicly any forward-looking statements.

Marvell® is a registered trademark of Marvell or its affiliates.